                                                                     Exhibit 2.4

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Third Amendment") dated as of May 27, 2003 between PREIT ASSOCIATES, L.P. et al, (collectively, "Sellers") and MPM ACQUISITION CORP. ("Purchaser").

                                   Background

         Sellers and Purchaser have executed a Purchase and Sale Agreement dated as of March 3, 2003 (the "Original Purchase Agreement") with respect to the purchase and sale of Sellers' multifamily apartment portfolio. Sellers and Purchaser executed a First Amendment to Purchase and Sale Agreement (the "First Amendment") dated as of March 3, 2003 and a Second Amendment to Purchase and Sale Agreement (the "Second Agreement") dated as of April 4, 2003. The parties desire to further amend the Purchase Agreement for the purposes contained herein (the Original Purchase Agreement as amended by the First Amendment and the Second Amendment are collectively referred to herein as the "Purchase Agreement"). Terms which are capitalized herein, but not defined, shall have their respective meanings set forth in the Purchase Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Election to Defease Certain Properties. Notwithstanding anything contained in the Purchase Agreement and in notices from Purchaser to the contrary, Purchaser hereby gives notice of its election to defease the loans on the Properties listed below. The condition set forth in Section 8(a)(ii)(A) for the obtaining of the consent of the Mortgagee of each such Property is hereby waived. Sellers hereby consent and agree to the foregoing consent and waiver. The Properties referred to in this Section 1 are: 2031 Locust Street, Philadelphia, Pennsylvania; Hidden Lakes Apartments, Dayton, Ohio; Kenwood Gardens, Toledo, Ohio; and The Marylander Apartments, Baltimore, Maryland.

         2. Closing Date. Purchaser and Sellers agree that the Closing Date will be to 9:00 a.m. on May 29, 2003 provided Purchaser closes on all wholly-owned Properties other than: Emerald Point Apartments, Virginia Beach, Virginia; and Regency Lakeside Apartments, Omaha, Nebraska (the "Fannie Mae Properties") at such time and date. It is understood that funding may not occur until May 30, 2003, in which event, the closing apportionments will be adjusted retroactively in accordance with the provisions of Section 3(g) of the Purchase Agreement as if the Closing Date had been May 30, 2003.

         3. Fannie Mae Properties. Sellers and Purchaser acknowledge that Closing on the Fannie Mae Properties may not occur on the Closing Date referred to in Section 2 above. Sellers and Purchaser agree that if the purchase and sale of the Fannie Mae Properties do not close on the Closing Date, Closing on the Fannie Mae Properties shall be postponed to a date not later than July 31, 2003 which will be specified by Purchaser upon not less than five (5) business day's prior written notice to Sellers (the "Fannie Mae Property Closing Date"), subject to the terms and conditions set forth in the Purchase Agreement, as amended by this Third Amendment.

         4. Joint Venture Properties. Closing will not occur on any of the JV Interests. Exhibit "A" has been previously amended to delete reference to the Countrywood Apartments and the Will-O-Hill Apartments and is hereby further amended to delete reference to the Cambridge Hall Apartments and to Fox Run Apartments (PA).

         5. Seller Entities. Some of the Seller entities were misidentified in the Purchase Agreement. The following entities are executing this Third Amendment in order to agree to convey their respective interests in the following properties, upon the terms and subject to the conditions set forth in the Purchase Agreement, as amended by this Third Amendment: PR Boca Palms LLC as to Boca Palms Apartments; PR Hidden Lakes LLC as to Hidden Lakes Apartments; PR Kenwood Gardens LLC as to Kenwood Gardens; PR Marylander LLC as to Marylander Apartments; PR Pembroke LLC as to the Palms of Pembroke; and PR Regency Associates LLC as to Regency Lakeside Apartments. Purchaser agrees to accept title to such Properties from such Sellers, upon the terms and subject to the conditions set forth in the Purchase Agreement, as amended by this Third Amendment.

         6. Exhibit A. Exhibit A to the Purchase Agreement is hereby deleted and restated in its entirety as set forth in Exhibit A to this Third Amendment.

         7. Reallocation of Purchase Price. At the option of Purchaser, Purchaser may reallocate the Purchase Price for the wholly-owned Properties among the wholly-owned Properties on the Closing Date provided Purchaser closes on all wholly-owned Properties other than the Fannie Mae Properties on the Closing Date and, provided further, such reallocation does not increase the Purchase Price allocable to any of the Fannie Mae Properties.

         8. Credit to Purchaser. To induce Purchaser to close on all fifteen
(15) wholly-owned Properties and provided Closing does occur on all fifteen (15) wholly-owned Properties, Sellers agree to provide a credit at the Closing of such Fannie Mae Properties in the amount of Three Million Dollars ($3,000,000) which Purchaser may allocate to its closing costs for all of the Properties.

         9. Section 6 of First Amendment. Section 6 of the First Amendment is hereby deleted from the Purchase Agreement.

         10. Filing of Agreement. The parties acknowledge that this Third Amendment may be filed with the Securities and Exchange Commission.

         11. Purchase Agreement Ratified. Except as amended or modified hereby, or inconsistent with the provisions hereof, the Purchase Agreement is hereby ratified and confirmed by Sellers and Purchaser. If any provision in the Purchase Agreement conflicts or is inconsistent with a provision in this Third Amendment, the provision in this Third Amendment shall prevail.

         12. Execution; Facsimile Signatures. This Third Amendment may be executed in counterparts, all of which when taken together shall constitute a single instrument. In addition, a facsimile of a party's signature shall be given the same force and effect as an original signature.

         IN WITNESS WHEREOF, this Third Amendment has been duly executed by the parties as of the day and year set forth above.


                                     PURCHASER:

                                     MPM ACQUISITION CORP.


                                     By:   Mitchell L. Morgan
                                          -----------------------------------
                                     Name:  Mitchell L. Morgan
                                     Title:    President



                                     SELLERS:

                                     PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                     PREIT ASSOCIATES, L.P.
                                     GP STONES, LIMITED PARTNERSHIP
                                     EAGLES NEST ASSOCIATES
                                     NEW REGENCY HILLTOP ASSOCIATES, L.P.
                                     FOX RUN DEL ASSOCIATES
                                     PR BOCA PALMS LLC
                                     PR HIDDEN LAKES LLC
                                     PR KENWOOD GARDENS LLC
                                     PR MARYLANDER LLC
                                     PR PEMBROKE LLC
                                     PR REGENCY ASSOCIATES LLC
                                     PR SHENANDOAH LIMITED PARTNERSHIP
                                     THE WOODS ASSOCIATES
                                     PR FOX RUN LIMITED PARTNERSHIP


                                     By:  Jonathan B. Weller
                                          ----------------------------------
                                     Name:  Jonathan B. Weller
                                     Title: Authorized Signatory for all
                                            such entities


                                    EXHIBIT A

 Name of Property                  Owner                              Location
---------------------------------------------------------------------------------------------------------
Wholly Owned
---------------------------------------------------------------------------------------------------------
    1 2031 Locust Street           PREIT Associates LP                2031 Locust Street, Philadelphia,
                                                                      Philadelphia County, PA
---------------------------------------------------------------------------------------------------------
    2 Boca Palms Apartments        PR Boca Palms LLC                  Boca Raton, FL
---------------------------------------------------------------------------------------------------------
    3 Camp Hill Plaza Apartments   PREIT                              Camp Hill,
                                                                      Cumberland County, PA
---------------------------------------------------------------------------------------------------------
    4 Cobblestone Apartments       GP Stones, Limited Partnership     Pompano Beach, FL
---------------------------------------------------------------------------------------------------------
    5 Eagle's Nest Apartments      Eagles Nest Associates             Coral Springs, FL
---------------------------------------------------------------------------------------------------------
    6 Emerald Point                New Regency Hilltop Associates,    Virginia Beach, VA
                                   L.P.
---------------------------------------------------------------------------------------------------------
    7 Fox Run Apartments, DE       Fox Run Del Associates             Bear, DE
---------------------------------------------------------------------------------------------------------
    8 Hidden Lakes Apartments      PR Hidden Lakes LLC                Dayton, Montgomery County, OH
---------------------------------------------------------------------------------------------------------
    9 Kenwood Gardens              PR Kenwood Gardens LLC             Toledo, Lucas County, OH
---------------------------------------------------------------------------------------------------------
   10 Lakewood Hills Apartments    PREIT                              Harrisburg, Dauphin County, PA
---------------------------------------------------------------------------------------------------------
   11 Marylander Apartments        PR Marylander LLC                  Baltimore, Baltimore, MD
---------------------------------------------------------------------------------------------------------
   12 Palms of Pembroke            PR Pembroke LLC                    Pembroke Pines, FL
---------------------------------------------------------------------------------------------------------
   13 Regency Lakeside Apartments  PR Regency Associates LLC          Omaha, NE
---------------------------------------------------------------------------------------------------------
   14 Shenandoah Village           PR Shenandoah Limited Partnership  West Palm Beach, FL
      Apartments
---------------------------------------------------------------------------------------------------------
   15 The Woods                    The Woods Associates               Ambler, PA
=========================================================================================================
      Total Wholly Owned


[RESTUBBED TABLE]


                   O/S Debt@
  Purchase Price   5/20/03       Equity
-------------------------------------------

-------------------------------------------
     11,820,596     5,674,596    6,146,000

-------------------------------------------
     33,934,196    21,553,825   12,380,371
-------------------------------------------
     17,736,463    12,659,133    5,077,330

-------------------------------------------
     25,418,989    13,208,871   12,210,118
-------------------------------------------
     18,955,568    14,661,796    4,293,772
-------------------------------------------
     47,110,006    14,985,103   32,124,903

-------------------------------------------
     30,324,705    13,438,840   16,885,865
-------------------------------------------
     17,602,021    10,204,687    7,397,334
-------------------------------------------
     16,404,204     6,914,391    9,489,813
-------------------------------------------
     36,981,605    17,882,045   19,099,560
-------------------------------------------
     29,672,926    11,730,622   17,942,304
-------------------------------------------
     29,518,115    15,831,570   13,686,545
-------------------------------------------
     34,287,157    18,961,660   15,325,497
-------------------------------------------
     16,765,184     7,730,000    9,035,184

-------------------------------------------
     28,614,310             0   28,614,310
===========================================
    395,146,045   185,437,139  209,708,906
 ------------------------------------------